DigitalBridge Announces Recapitalization of DataBank

Swiss Life-Led Consortium to Acquire 27% Equity Interest in DataBank

DigitalBridge to Support Next Phase of Value-Creation Alongside New Investor Base

BOCA RATON, Fla. – June 16, 2022 – DigitalBridge Group, Inc. (NYSE: DBRG) (“DigitalBridge”) today announced the recapitalization of its portfolio company DataBank, a leading nationwide edge data center platform. The initial stage of the recapitalization is being structured as a sale of ownership interests to affiliates of Swiss Life Asset Management AG (“Swiss Life Asset Managers”) and EDF Invest (“EDF Invest”). Under the terms of the agreement, SLAM and EDF will acquire 27% of the fully diluted equity interests in DataBank for approximately $1.2 billion in cash from existing investors.

Marc Ganzi, CEO of DigitalBridge, said, “Since we acquired DataBank in 2016, we have scaled its footprint, capacity and customer base in key metro areas across the United States, transforming DataBank from a business serving three markets with six facilities to the premier edge infrastructure platform serving twenty-seven markets across more than sixty-five facilities. The formation of this new permanent capital vehicle allows DigitalBridge shareholders to maintain significant exposure to the next phase of value creation at DataBank alongside our new co-investors while also freeing up significant capital at an attractive valuation to fuel additional digital M&A.”

DataBank is the largest edge infrastructure operator in the U.S. enabling the world’s largest enterprises, technology and content providers to consistently deploy and manage their mission-critical applications and data across a nationwide platform. DataBank’s portfolio consists of more than 65 data centers, 20 interconnection hubs in more than 27 markets, on-ramps to an ecosystem of cloud providers, and a modular edge data center platform.

Mr. Ganzi added “This transaction will catalyze the next phase of DataBank’s growth with a new group of marquee investors poised to benefit from the continued powerful infrastructure expansion at the edge and DigitalBridge’s track record and expertise investing across the digital infrastructure ecosystem.”

“This recapitalization allows us to accelerate our expansion efforts and capture the substantial secular growth in edge computing,” said Raul Martynek, DataBank’s CEO. “DataBank is strategically positioned as the leading platform to deliver and enable the network edge ecosystem as a shift from traditional centralized infrastructures continues to evolve to the edge.”

Upon completion of this initial phase of the recapitalization and pursuant to the transaction announced in this release, DigitalBridge’s ownership interests in DataBank will be reduced to 15.5% and DigitalBridge will receive cash proceeds of $230 million, implying a pre-transaction net value of $906 million, inclusive of retained net value of $676 million.

Subsequent stages of the recapitalization are expected to result in incremental new investors acquiring ownership interests in DataBank from existing investors, including DigitalBridge, prior to the anticipated completion of the recapitalization in the fourth quarter of 2022. The recapitalization transactions are and will be subject to various closing conditions, including receipt of required regulatory approvals. Additional details regarding the key terms of the recapitalization are contained in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

Swiss Life Asset Managers was advised by DH Capital as financial advisor and Vinson & Elkins LLP as legal advisors. DataBank was advised by Goldman Sachs as financial advisor and Proskauer Rose LLP as legal advisors. DigitalBridge was advised by Wachtell, Lipton, Rosen & Katz as legal advisors. PJT Partners acted as exclusive financial advisor to DigitalBridge’s Independent Transaction Committee of the Board of Directors.

About DataBank
DataBank enables the world's largest enterprises, technology, and content providers to consistently deploy and manage their infrastructure, applications, and data on the right platform, at the right time, in the right place. Our colocation and edge infrastructure footprint consists of 65+ data centers and 20 interconnection hubs in 27+ markets, on-ramps to an ecosystem of cloud providers, and a modular edge data center platform with virtually unlimited reach.

We combine these platforms with contract portability, managed security, compliance enablement, hands-on support, and a guarantee of 100% uptime availability, to give our customers absolute confidence in their IT infrastructure and the power to create a limitless digital future for their business.

About Swiss Life Asset Management AG
Swiss Life Asset Managers has more than 160 years of experience in managing capital on behalf of the Swiss Life Group and its clients. The investment philosophy of Swiss Life Asset Managers focuses on principles of long-term strategic approach, capital preservation, generation of consistent and sustainable returns as well as a responsible approach to risks. Swiss Life Asset Managers offers its asset management expertise to third-party clients in Switzerland, France, Germany, Luxembourg and the UK. As at 31 December 2021, assets managed by Swiss Life Asset Managers on behalf of third-party clients amounted to €99 billion. Together with the investment mandates for the Swiss Life Group, total assets under management by Swiss Life Asset Managers stood at €266 billion, of which €9.0bn is managed by the Infrastructure Equity Business area. Swiss Life Asset Managers has a dedicated infrastructure team of more than 42 investment professionals, focusing on investments in global infrastructure assets including renewables and a proven track record in creating value for its clients.

About EDF Invest
EDF Invest is the investment arm of EDF for non-listed Dedicated Assets. Dedicated Assets will fund the decommissioning of EDF’s power plants in France. EDF Invest currently manages around €9bn of equity and is targeting around €12 billion in the next few years. Our mission is to diversify EDF’s portfolio of Dedicated Assets and lengthen its investment horizon by targeting three non-listed asset classes in France and abroad: Infrastructure, Real Estate and Funds.
Follow EDF Invest on: www.edfinvest.com and www.linkedin.com/company/edf-invest

About DigitalBridge
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure investment firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $47 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information visit www.digitalbridge.com.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the DataBank recapitalization will be completed on the timeframe anticipated or at all, whether the Company will realize any of the anticipated benefits from the DataBank recapitalization, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report. The Company is under no duty to update any of these forward-looking statements after the date of this release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Contacts:

Investors:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
(212) 547-2777

Media:
Joele Frank, Wilkinson Brimmer Katcher
Jonathan Keehner / Aura Reinhard
dbrg-jf@joelefrank.com
(212) 355-4449